EXHIBIT 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE

Collegiate Pacific to Present at 16th Annual Growth Stock Conference

Dallas, TX, February 13, 2004 — As previously disclosed in Collegiate Pacific Inc.’s (Amex — BOO) January 14, 2004, press release, the company is scheduled to make a presentation at the upcoming 16th Annual Growth Stock Conference sponsored by Roth Capital Partners, LLC on Wednesday, February 18, 2004 at 4:30 p.m., pst. Attached as an exhibit to the company’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission today, is a copy of Collegiate Pacific’s investor presentation materials for that conference. The presentation is accessible for immediate viewing via the link in this release, or you may download a copy of the presentation materials from the Securities and Exchange Commission’s website, http://www.sec.gov. Collegiate Pacific will also send the presentation materials to any investor that requests a copy, free of charge, by calling the company’s investor relations department at 888.566.8966 or by sending a written request by telecopy to 888.455.3551.

Collegiate Pacific is recognized as the nation’s fastest growing manufacturer and supplier of over 4,000 sports related products to over 200,000 potential institutional and retail customers.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the company’s anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended June 30, 2003, especially in the Risk Factors and the Management’s Discussion and Analysis sections, and its Quarterly Reports on Form 10-QSB and its Current Reports on Form 8-K (each of which is available upon request from the company or on the company’s website, www.cpacsports.com, under the heading “Investors”) may affect the future results of the company and cause those results to differ materially from those expressed in the forward-looking statements, material adverse changes in the economic conditions in the Company’s markets, including as a result of terrorist attacks, competition from others, how much the Company may receive from the exercise of outstanding stock options and warrants, if anything, whether or not the Company consummates its transaction with Kesslers Team Sports and the ability to obtain and retain key executives and employees. We disclaim any obligation to update these forward-looking statements.

For additional Information contact Mike Blumenfeld at 972. 243.8100